Exhibit 3.1

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada  88781-4289
(775) 684-6708
                                                      Entity #
                                                      C17609-1996

                                                      Document Number:
                                                      20050039326-60
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       Certificate of Amendment                       Date Filed:
 (PURUSANTU TO NRS 78.385 and 78.390)                 3/1/2004 11:09:31 PM
--------------------------------------                In the office of


Important:  Read attached instructions           ABOVE SPACE
            before completing form                            Dean Heller
                                                              Secretary of State

              CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
                         FOR NEVADA PROFIT CORPORATIONS
          (PURSUANT TO NRS 78.385 AND 78.390 - AFTER ISSUANCE OF STOCK)

1. Name of corporation: Cardinal Minerals, Inc.

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2. The articles have been amended as follows (provide article numbers, if available):
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      Article I - Name changed to "Universal Food and Beverage Company."

      Article II - As of the filing date of this amendment, there is a reverse-split at the rate of ten outstanding shares into one share (rounding up for fractional interests) and the number of authorized shares of common stock will remain 100,000,000.

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3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 12,253,406 (50.16%) of outstanding.

4. Effective date of filing (optional): ______________________________________ .
                       (must not be later than 30 days after the effective date)

5. Officer Signature (required):  Roland Vetter.
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* If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

SUBMIT IN DUPLICATE
This form must be accompanied by appropriate fees.  See attached fee schedule